SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2000

DOMINION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (804) 819-2000

(Former name or former address if changed since last report.)

Item 5. Other Events

On November 1, 2000, Virginia Electric and Power Company filed an application with the Virginia State Corporation Commission for approval of a plan for the functional separation of its transmission and distribution assets and operations from its generating assets and operations. A copy of the application is filed herewith as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

  Application of Virginia Electric and Power Company to the Virginia State Corporation Commission for Approval of Functional Separation Plan, dated November 1, 2000 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/G. Scott Hetzer
G. Scott Hetzer Senior Vice President and Treasurer

Date: November 2, 2000